UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 29, 2009

ATLANTIC BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

South Carolina	333-127242	20-3047433
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

One Sheridan Park Circle, PO Box 3077, Bluffton, South Carolina 29910
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (843) 815-7111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

Item 3.03 Material Modification of the Rights of Security Holders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2009, the U.S. Department of the Treasury (“Treasury”), as part of the Capital Purchase Program established by the Treasury under the Emergency Economic Stabilization Act of 2008 (the “EESA”), preliminarily approved our application in the amount of $2,003,000, which represented the maximum 3% of our risk-weighted assets at November 30, 2009.  After considerable evaluation by senior management and the board of directors, we elected to participate in the amount of $2,000,000.

On December 29, 2009, Atlantic Bancshares, Inc. (the “Company” or the “Registrant”) entered into a Letter Agreement (including the Securities Purchase Agreement—Standard Terms incorporated by reference therein, the “Purchase Agreement”) with Treasury dated December 29, 2009, pursuant to which the Company issued and sold to Treasury (i) 2,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share (the “Series A Preferred Stock”), and (ii) a ten-year warrant to purchase 98.00098 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, (the “Series B Preferred Stock”), having a liquidation preference of $1,000 per share, at an initial exercise price of $0.01 (the “Warrant”), for an aggregate purchase price of $2,000,000 in cash. The Warrant is immediately exercisable.  In addition, on December 29, 2009, the Company entered into a letter agreement with the Treasury (the “ARRA Letter Agreement”) confirming the applicability of the provisions of the American Recovery and Reinvestment Act of 2009 (the “ARRA”) to the Company. A copy of the ARRA Letter Agreement is attached and incorporated into the Purchase Agreement.

Cumulative dividends on the Series A Preferred Stock will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only if, as, and when declared by the Company’s Board of Directors. The Series A Preferred Stock has no maturity date and ranks senior to the Company’s common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. The Series A Preferred Stock generally is non-voting.

The Company may redeem the Series A Preferred Stock at par after December 29, 2012. Prior to this date, the Company may redeem the Series A Preferred Stock at par if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Certificate of Designations of the Series A Preferred Stock and set forth below) in excess of approximately $500,000, and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.  Any redemption is subject to the consent of the Board of Governors of the Federal Reserve System.  However, pursuant to the terms of ARRA and the ARRA Letter Agreement between the Company and Treasury, the Company may, upon consultation with its primary federal regulator, repay the amount received for the Series A Preferred Stock at any time, without regard to whether the Company has replaced such funds from any source or to any waiting period.  Upon repayment of the amount received for the Series A Preferred Stock, the Treasury will also liquidate the associated Warrant in accordance with ARRA and any rules and regulations thereunder.

Immediately following the issuance of the Series A Preferred Stock and the Warrant, the Treasury exercised its rights under the Warrant and received 98 shares of Series B Preferred Stock, with a liquidation preference of $98,000. Cumulative dividends on the Series B Preferred Stock will accrue on the liquidation preference at a rate of 9% per annum, but will be paid only if, as, and when declared by the Company’s Board of Directors. The Series B Preferred Stock ranks senior to the Company’s common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. The Series B Preferred Stock generally is non-voting.

The Company may redeem the Series B Preferred Stock at par after December 29, 2012, provided that all of the outstanding shares of Series A Preferred Stock shall previously have been redeemed. Prior to this date, the Company may redeem the Series B Preferred Stock at par if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Certificate of Designations of the Series B Preferred Stock and set forth below) in excess of approximately $24,500 and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.  Any redemption is subject to the consent of the Board of Governors of the Federal Reserve System and subject to the requirement that all outstanding shares of Series A Preferred Stock shall previously have been redeemed.

The Certificate of Designations of the Series A Preferred Stock and the Series B Preferred Stock defines a “Qualified Equity Offering” to mean the sale and issuance for cash by the Company, to persons other than the Company or any Company subsidiary after the closing, of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Company’s federal banking agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to November 17, 2008).

Prior to December 29, 2012, unless we have redeemed the Series A Preferred Stock and the Series B Preferred Stock or the Treasury Department has transferred the Series A Preferred Stock and the Series B Preferred Stock to a third party, the consent of the Treasury Department will be required for us to declare or pay any dividend or make any distribution on our common stock.  Prior to December 30, 2019, unless we have redeemed the Series A Preferred Stock and the Series B Preferred Stock or the Treasury Department has transferred all of the Series A Preferred Stock and the Series B Preferred Stock to a third party, the consent of the Treasury will be required for us to redeem, purchase or acquire any shares of our common stock or other equity or capital securities of the Company or our subsidiary, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock or the Series B Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, may be issued. Neither the Series A Preferred Stock nor the Series B Preferred Stock are subject to any contractual restrictions on transfer.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111 of EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series A Preferred Stock and the Warrant, and has

agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA. Additionally, each of Mr. Trask, Ms. Pennell, Mr. Hoke, and Ms. Sprague , (the “Senior Executive Officers”) and each of the Company next five most highly compensated employees (the “MHCEs”) (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against Treasury or the Company for any changes to such Senior Executive Officer’s or MHCE’s compensation or benefits that are required to comply with the regulation issued by Treasury under the Capital Purchase Program as published in the Federal Register on June 15, 2009 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period Treasury holds any equity or debt securities of the Company acquired through the Capital Purchase Program; and (ii) entered into a letter agreement (the “Letter Amendment”) with the Company amending the Benefit Plans with respect to such Senior Executive Officer or MHCE as may be necessary, during the period that Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, to comply with Section 111 of the EESA.

Copies of the Purchase Agreement, (including the ARRA Letter Agreement), the Warrant, the Certificate of Designations with respect to the Series A Preferred Stock, the Certificate of Designations with respect to the Series B Preferred Stock, the form of Waiver and form of Letter Agreement executed by the Senior Executive Officers and MHCEs are included as exhibits to this Report on Form 8-K and are incorporated by reference into these Items 1.01, 3.02, 3.03, 5.02 and 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2009, the Company filed with the Secretary of State of the State of South Carolina Articles of Amendment to the Company’s Articles of Incorporation establishing the terms of the Series A Preferred Stock and the Series B Preferred Stock, effective as of December 29, 2009.  Copies of the Articles of Amendment to the Company’s Articles of Incorporation are included as exhibits to this Report on Form 8-K and are incorporated by reference into this Item 5.03.

In addition, effective as of December 29, 2009, the Company amended Section 3.4 of its bylaws to clarify that, although directors are typically elected by a plurality vote, such right is subject to the right, as stated in the Company’s Articles of Incorporation, of holders of the Company’s Series A Preferred Stock and the Series B Preferred Stock to appoint directors under certain circumstances.  A copy of the Company’s Amended and Restated Bylaws is included as an exhibit to this Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed as part of this Report on Form 8-K:

3.1	Articles of Amendment to the Company’s Restated Articles of Incorporation, effective December 29, 2009, establishing the terms of the Series A Preferred Stock.

3.2	Articles of Amendment to the Company’s Restated Articles of Incorporation, effective December 29, 2009, establishing the terms of the Series B Preferred Stock.

3.3	Amended and Restated Bylaws of the Company, dated December 29, 2009.

4.1	Warrant to Purchase up to 98.0098 shares of Series B Preferred Stock.

4.2	Form of Series A Preferred Stock Certificate for 2,000 shares.

4.3	Form of Series B Preferred Stock Certificate for 98 shares.

10.1

Letter Agreement, dated December 29, 2009, including Securities Purchase Agreement — Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury.

10.2	ARRA Side Letter Agreement, dated December 29, 2009, between the Company and the United States Department of the Treasury.

10.3	Form of Waiver, dated December 29, 2009 executed by each of the Company’s Senior Executive Officers and MHCEs.

10.4	Form of Letter Agreement, dated December 29, 2009 between the Company and each of Company’s Senior Executive Officers and MHCEs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC BANCSHARES, INC.

By:	/s/ Robert P. Trask
Name:	Robert P. Trask
Title:	President and Chief Executive Officer

Dated: December 29, 2009

Exhibit List:

3.1	Articles of Amendment to the Company’s Restated Articles of Incorporation, effective December 29, 2009, establishing the terms of the Series A Preferred Stock.

3.2	Articles of Amendment to the Company’s Restated Articles of Incorporation, effective December 29, 2009, establishing the terms of the Series B Preferred Stock.

3.3	Amended and Restated Bylaws of the Company, dated December 29, 2009.

4.1	Warrant to Purchase up to 98.00098 shares of Series B Preferred Stock.

4.2	Form of Series A Preferred Stock Certificate for 2,000 shares.

4.3	Form of Series B Preferred Stock Certificate for 98 shares.

10.1

Letter Agreement, dated December 29, 2009, including the Securities Purchase Agreement — Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury.

10.2	ARRA Side Letter Agreement, dated December 29, 2009, between the Company and the United States Department of the Treasury.

10.3	Form of Waiver, dated December 29, 2009 executed by each of the Company’s Senior Executive Officers and MHCEs.

10.4	Form of Letter Agreement, dated December 29, 2009 between the Company and each of Company’s Senior Executive Officers and MHCEs.